Exhibit 99.1

MKS Instruments Announces Closing of Private Offering of

$1.4 Billion of 1.25% Convertible Senior Notes, Including Full

Exercise of Option to Purchase $200 Million of Additional Notes

ANDOVER, MA, May 16, 2024 – MKS Instruments, Inc. (NASDAQ: MKSI) (“MKS”) today announced the closing of its offering of $1.4 billion aggregate principal amount of its 1.25% convertible senior notes due 2030 (the “notes”). The net proceeds from the offering were approximately $1,374.2 million, after deducting the initial purchasers’ discounts and estimated offering expenses payable by MKS. The net proceeds include the full exercise of the $200.0 million option granted by MKS to the initial purchasers of the notes. The notes were offered and sold in a private placement (the “offering”) to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

MKS used approximately $167.4 million of the net proceeds from the offering to pay the cost of the capped call transactions described below. MKS intends to use the remaining net proceeds from the offering to repay approximately $1,206.0 million in borrowings outstanding under its First Lien USD tranche B term loan, together with accrued interest, as well as for general corporate purposes.

The notes are unsecured, senior obligations of MKS and bear interest at a rate of 1.25% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2024. The notes will mature on June 1, 2030, unless earlier converted, redeemed or repurchased in accordance with their terms. Subject to certain conditions, on or after June 5, 2027, MKS may redeem for cash all or any portion of the notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price of MKS common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the trading day immediately preceding the date the notice of redemption is sent.

The conversion rate for the notes is initially 6.4799 shares of MKS common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $154.32 per share. This represents a premium of approximately 30.0% over the last reported sale price of $118.71 per share of MKS common stock on The Nasdaq Global Select Market on May 13, 2024. The conversion rate is subject to adjustment upon the occurrence of certain events.

Upon conversion, MKS will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at MKS’s election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the notes being converted. Prior to March 1, 2030, noteholders may convert all or any portion of their notes only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date.

If MKS undergoes a fundamental change (as defined in the indenture governing the notes) prior to the maturity date of the notes, holders may require MKS to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, and in connection with the exercise in full by the initial purchasers of their option to purchase additional notes, MKS has entered into privately negotiated capped call transactions with certain of the initial purchasers or their respective affiliates and other financial institutions (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to MKS common stock upon conversion of any notes and/or offset any cash payments that MKS is required to make in excess of the principal amount of any converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $237.42 per share of MKS common stock, representing a premium of 100% over the last reported sale price of $118.71 per share of MKS common stock on The Nasdaq Global Select Market on May 13, 2024, and is subject to customary adjustments under the terms of the capped call transactions.

MKS has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to MKS common stock and/or purchase shares of MKS common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of MKS common stock or the notes at that time.

In addition, MKS expects the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to MKS common stock and/or purchasing or selling MKS common stock or other securities of MKS in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) during any observation period related to a conversion of notes or following any optional redemption or repurchase of notes by MKS in connection with any fundamental change and (y) following any repurchase of notes by MKS other than in connection with an optional redemption or fundamental change if MKS elects to unwind a corresponding portion of the capped call transactions in connection with any such repurchase). This activity could cause or avoid an increase or a decrease in the market price of MKS common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.

The notes were offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of MKS common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act or any state securities laws and, unless so registered, such securities may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy any securities, nor shall there be any sale of, any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction.

Safe Harbor for Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including regarding the use of proceeds from the offering and the potential effects of entering into the capped call transactions. These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Forward-looking statements are not promises or guarantees of future performance and are subject to a variety of risks and uncertainties, many of which are beyond MKS’ control. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, market risks and uncertainties, the completion of the offering on the anticipated terms or at all, and other important risks and factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2023, any subsequent Quarterly Reports on Form 10-Q, the final offering memorandum related to the offering and in subsequent filings made by MKS with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date hereof, and, except as required by law, MKS undertakes no obligation to update or revise these forward-looking statements.

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MKS Investor Relations Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

Press Relations Contacts:

Bill Casey

Senior Director, Marketing Communications

Telephone: (630) 995-6384

Email: press@mksinst.com

Kerry Kelly, Partner

Kekst CNC

Email: kerry.kelly@kekstcnc.com